EXECUTION VERSION

AMENDMENT TO THE AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

This Amendment to the Amended and Restated Principal Underwriting Agreement (this “Amendment”) is made and entered into as of October 1, 2021 (the “Effective Date”) by and between (a)(i) Allstate Life Insurance Company of New York (“ALNY”), a life insurance company organized under the laws of the state of New York on its own and on behalf of each separate account of ALNY set forth on Schedule A, as such schedule may be amended from time upon mutual written agreement of the parties hereto (each such ALNY account herein referred to as the “ALNY Account”), and (ii) Intramerica Life Insurance Company (“Intramerica” and together with ALNY, the “Insurer”), a life insurance company organized under the laws of the state of New York on its own and on behalf of each separate account of Intramerica set forth on Schedule A, as such schedule may be amended from time upon mutual written agreement of the parties hereto (each such Intramerica account herein referred to as the “Intramerica Account” and, together with the ALNY Account, the “Account”), on the one hand, and (b) Allstate Distributors, LLC (f/k/a ALFS, Inc.) (“Distributors”), a limited liability corporation organized under the laws of the state of Delaware, on the other hand.

WHEREAS, ALNY and Distributors entered into an Amended and Restated Principal Underwriting Agreement dated as of June 1, 2006 (the “Agreement”) pursuant to which Distributors acts as the principal underwriter for the variable annuity and variable life contracts set forth on Schedule A and identified thereon as being administered pursuant to the Agreement;

WHEREAS, Intramerica and Distributors entered into an Administrative Services Agreement dated as of January 1, 2002 (the “Administrative Services Agreement”) pursuant to which Distributors acts as the principal underwriter for the variable annuity and variable life contracts set forth on Schedule A and identified thereon as being administered pursuant to the Administrative Services Agreement;

WHEREAS, ALNY and Distributors desire to amend the Agreement to provide for Distributors to serve as principal underwriter and distributor for certain variable annuity and/or variable life products for which [Morgan Stanley] previously served as principal underwriter;

WHEREAS, ALNY and Distributors desire to amend certain terms and provisions of the Agreement as more specifically hereinafter set forth; and

WHEREAS, the parties hereto desire that, effective as of the Effective Date, Intramerica and Distributors shall terminate the Administrative Services Agreement, Intramerica shall become a party to the Agreement, the Intramerica Account shall be added to Schedule A of the Agreement, and Distributors shall continue to act as the principal underwriter for the Intramerica Account pursuant to the terms of the Agreement (as amended by this Amendment).

NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged by the parties in this Amendment, and intending to be legally bound, each of the parties hereto agrees as follows:

1.	Amendment to Section 1.01. Section 1.01 is deleted in its entirety and replaced with the following:

“Section 1.01. Distributors, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will serve as principal underwriter and distributor for the variable annuity and variable life contracts set forth on Schedule A (the “Contracts”); provided that, for the avoidance of doubt, the Contracts shall continue to be “Contracts” hereunder notwithstanding the refiling with the SEC of a registration statement, the filing with the SEC of one or more new registration statements, or the filing or refiling of any amendments or supplements to any of the foregoing, in each case with respect to such Contracts.

2.	Addition of New Section 1.10. The following is added as a new Section 1.10:

“Section 1.10. The parties acknowledge and agree that a principal purpose of this Agreement is to provide a basis for continuing administrative support for the Contracts by Distributors during the term of this Agreement such that, Distributors will provide all services or supervision under this Agreement with respect to the Contracts as to which qualification as a registered broker-dealer pursuant to the 1934 Act, or as a “principal underwriter” with respect to the Contracts under applicable law, would be required if such services or supervision were performed by ALNY or Intramerica, as applicable, or by an affiliate of any of them (together, “Required Services”). As of the Effective Date, the parties believe that the services and functions constituting the services provided under this Agreement reflect accurately the scope of the Required Services, provided that, for the avoidance of doubt, the parties acknowledge that the services provided under this Agreement may include certain services that are ancillary to or supportive of the Required Services and that are not, by themselves, required to be performed by a registered broker- dealer, “principal underwriter” or licensed personnel. After the Effective Date, should the parties identify any additional (a) Required Services or (b) ancillary or supportive services to the extent they are necessary for Distributors to perform the Required Services, in each case that were not provided by Distributors to the Insurers prior to the Effective Date, the parties shall work together in good faith to arrange for the prompt provision of such services by Distributors or other provider on a commercially reasonable basis, subject to the terms of this Agreement including, for the avoidance of doubt, the indemnities provided hereunder, and taking into account and giving due regard to the needs and interests of ALNY, Intramerica and Distributors, including considerations as to efficiency and, in the event of a material increase to the services provided by Distributors, increased compensation to Distributors. Any additional services contemplated by this Section 1.10 are limited to the Contracts issued by the Insurers on October 1, 2021 and, subject to the proviso in Section 1.01, do not include any Contracts or offer of new business, blocks merged with the block of Contracts, or any other business not originally contemplated with this Agreement as of October 1, 2021.”

3.	Amendment to Article V. Article V is deleted in its entirety and replaced with the following:

“Article V. Compensation.

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Section 5.01. In consideration for the services provided hereunder, Insurers shall collectively pay to Distributors a fee in an amount equal to (a) $10,000 per calendar month during the first thirty (30)-months following the Effective Date of this Agreement and (b) $25,000 per calendar month thereafter.”

4.	Amendment to Section 6.01. Section 6.01 is deleted in its entirety and replaced with the following:

“Section 6.01. Distributors makes no representations or warranties regarding the Contracts to be sold by Selling Broker-Dealer and the registered representatives of Selling Broker- Dealer, and Distributors shall have no liability for the failure of any Selling Broker-Dealer (other than a Selling Broker-Dealer affiliated with Distributors) to perform its obligations, except to the extent that such liability results from the willful misfeasance, bad faith or gross negligence of Distributors, the reckless disregard by Distributors of its duties and obligations arising under this Agreement, or the failure of Distributors to select such Selling Broker- Dealer with due care. Distributors does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there are effective registration statements with the SEC.

5.	Amendment to Section 8.01(a). Section 8.01(a) is deleted in its entirety and replaced with the following:

“(a) without cause, on not less than 180 days’ prior written notice to the other party; provided, however, that Distributors shall not have the right to terminate this Agreement under this Section 8.01(a) effective as of a date prior to the third (3rd) anniversary of the Effective Date.”

6.	Amendment to Section 9.01. Section 9.01 is deleted in its entirety and replaced with the following:

“Section 9.01. Insurer agrees to indemnify and hold harmless Distributors and each person who controls or is associated with it within the meaning of such term under the federal securities laws, and any officer, director, employee or agent of the foregoing (collectively, the “Indemnified Parties”), against any and all liability that it may incur arising out of or based upon:

(a) the failure of Insurer, as applicable, to perform any of its obligations hereunder;

(b) the inaccuracy of any warranty or representation of Insurer, as applicable, herein in any material respect;

(c) any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus or other product materials relating to a Contract or any interest offered under a Contract or any amendment thereof, except to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to Insurer, as applicable, by Distributors or its affiliates expressly for use therein;

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(d) any negligence or willful misconduct or violation of applicable law by Insurer, or any of its respective officers, employees, agents or representatives in performing their respective obligations hereunder with respect to the Contracts; or

(e) any successful enforcement of this indemnity

; provided that, (x) no Insurer shall have any obligation to indemnify any Distributor Indemnified Party to the extent such liability results from (i) any act or omission resulting from the willful misfeasance, bad faith or gross negligence of Distributors or from the reckless disregard by Distributors of its duties and obligations arising under this Agreement. This indemnification will be in addition to any liability that Insurer may otherwise have hereunder at law or equity.”

7.

Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings as respectively set forth in the Agreement. The Agreement is hereby amended to (a) replace the term “NASD” with the term “FINRA” in each instance used throughout the Agreement and (b) except as otherwise provided in this Amendment, replace the term “ALNY” with the term “Insurer” in each instance used throughout the Agreement. Defined terms used in this Amendment but not in the Agreement shall be deemed to be incorporated into the Agreement.

8.	Schedules.

a.	Schedule A is replaced in its entirety by Schedule A attached hereto.

b.	Schedule B is replaced in its entirety by Schedule B attached hereto.

9.

Termination and Replacement of Administrative Services Agreement. Intramerica and Distributors hereby agree that, effective as of the Effective Date, the Administrative Services Agreement shall be terminated and of no further force and effect. Each of Intramerica, ALNY and Distributors hereby agree that, effective as of the Effective Date, Intramerica shall become a party to the Agreement and Distributors shall continue to act as the principal underwriter for the Intramerica Account pursuant to the terms of the Agreement (as amended by this Amendment).

10.	No Further Amendments. Except to the extent amended hereby, the Agreement shall remain unmodified and in full force and effect in accordance with its terms.

11.	Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

/s/ Scott Sheefel
Name: Scott Sheefel
Title: President

INTRAMERICA LIFE INSURANCE COMPANY

/s/ Scott Sheefel
Name: Scott Sheefel
Title: President

[Signature Page to the Amendment to the Amended and Restated Principal Underwriting Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ALLSTATE DISTRIBUTORS, LLC

By: /s/ Marilyn Hirsch
Name: Marilyn Hirsch
Title: Senior Vice President and Treasurer

[Signature Page to the Amendment to the Amended and Restated Principal Underwriting Agreement]

SCHEDULE A

Company	Separate Account	Effective Date	Contract(s)	Form #(s)

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/1/2003	Allstate Advisor - NY	PA126NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/1/2003	Allstate Advisor Plus - NY	PA128NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/1/2003	Allstate Advisor Preferred - NY	PA130NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	4/30/2005	Allstate Advisor - NY (AFS)	PA126NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/1/2005	Allstate Advisor Plus - NY (AFS)	PA128NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/2/2005	Allstate Advisor Preferred (AFS)	PA130NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	12/10/1999	Putnam Allstate Advisor - NY	NYLU448

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	9/4/2001	Putnam Allstate Advisor Plus - NY	NYLU495

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	11/1/2001	Putnam Allstate Advisor Preferred - NY	NYLU501

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/30/2007	Allstate RetirementAccess VA - NY (B Series)	A-BLX/IND(3/07)NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/30/2007	Allstate RetirementAccess VA - NY (L Series)	A-BLX/IND(3/07)NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/30/2007	Allstate RetirementAccess VA - NY (X Series)	A-BLX/IND(3/07)NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	6/3/2002	AIM Lifetime America Classic - NY	NYLU523

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	6/3/2002	AIM Lifetime America Freedom -NY	NYLU524

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	6/3/2002	AIM Lifetime America Regal - NY	NYLU525

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	12/3/2001	AIM Lifetime Enhanced Choice Variable Annuity - NY	NYLU509 (2%) & NYLU510 (4%)

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	1/17/2000	AIM Lifetime Plus II Variable Annuity - NY	NYLU410

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	10/14/1996	AIM Lifetime Plus Variable Annuity - NY	NYLU349

Allstate Life Insurance Company of New York	Allstate Life of New York Variable Life Separate Account A	8/13/2018	Allstate FutureVest VUL - NY	NYLU16-2

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/8/2002	Allstate Provider Ultra Variable Annuity - NY	NYLU516

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	9/8/2000	Allstate Provider Variable Annuity - NY	NYLU446

Allstate Life Insurance Company of New York	Allstate Life of New York Variable Life Separate Account A	2/26/2003-MBA 4/15/03-AFS	Consultant Accumulator VUL - NY	NYLU599

Allstate Life Insurance Company of New York	Allstate Life of New York Variable Life Separate Account A	2/26/2003-MBA 4/15/03-AFS	Consultant Protector VUL - NY	NYLU598

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	5/1/2000	Custom Portfolio VA - NY	NYLU446

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	9/19/2000	Select Directions VA - NY	NYLU446

Allstate Life Insurance Company of New York	Allstate Life of New York Variable Life Separate Account A	5/1/2008	TotalAccumulator VUL - NY	NYLU727

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	1/1/1990	Scudder Horizon Advantage Variable Annuity - NY	S1802

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/1/2003	Allstate Variable Annuity - NY (B Share)	PA126NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	7/1/2003	Allstate Variable Annuity - NY (L Share)	PA130NY

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	6/1/2002	Preferred Client VA - NY	NYLU472

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	10/9/2000	VA 3 Asset Manager - NY	NYLU437

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	6/18/2001	Variable Annuity 3 - NY	NYLU493

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	9/23/1991	Variable Annuity II - NY	NYLU233

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	3/1/1988	Variable Annuity - NY	NYLU205

Allstate Life Insurance Company of New York	Allstate Life Insurance Company of New York Separate Account A	1/1/1987	Custom Portfolio Plus Variable Annuity - NY	NYLU260

Allstate Life Insurance Company of New York	N/A	3/1/1993	The Custom Annuity	NYLU260

Intramerica Life Insurance Company	Intramerica Variable Annuity Account	6/1/2000	Scudder Horizon Plan Variable Annuity - NY	NYLU421

In 2006 Principal Underwriting Agreement (PUA)

To be added to 2021 PUA

In 2002 Administrative Services Agreement — To be added to 2021 PUA

SCHEDULE B

Advisory Group Equity Services

Allstate Financial Services, LLC

American Portfolios Financial Services, Inc.

Avantax Investment Securities

Capital One Investment Services LLC,

CCO Investment Services Corp.

HSBC Securities (USA), Inc.

Morgan Stanley & Co., Incorporated

B-1